Exhibit 3.74

Microfilm Number___________	Filed with the Department of State on NOV 28 1995

XXXXXX
Entity Number 1569165
Secretary of the Commonwealth

CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP
DSCB:15-8512 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 8512 (relating to certificate of amendment), the undersigned limited partnership, desiring to amend its Certificate of Limited Partnership, hereby certifies that:

1.	The name of the limited partnership is: NEWTECH IV LIMITED PARTNERSHIP

2.	The date of filing of the original Certificate of Limited Partnership is: 05/29/90

3.	(Check, and if appropriate complete, one of the following):

The amendment adopted by the limited partnership, set forth in full, is as follows:

The amendment adopted by the limited partnership is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	(Check, and if appropriate complete, one of the following):

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on: at
Date Hour

5.	(Check if the amendment restates the Certificate of Limited Partnership):

The restated Certificate of Limited Partnership supersedes the original Certificate of Limited Partnership and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this Certificate of Amendment to be executed this 28th day of November, 1995.

See Attached Exhibit A

(Name of Partnership)

By:

(Signature)

TITLE:

AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
OF
NEWTECH IV LIMITED PARTNERSHIP

1. The name of the Partnership is Newtech IV Limited Partnership.

2. The registered office of the Partnership in the Commonwealth of Pennsylvania is Horsham Business Center, 1155 Business Center Drive, Horsham, Montgomery County, PA 19044.

3. The date of filing of the original certificate was May 29, 1990

4. Newtech II, Inc. is withdrawing as the General Partner of the Partnership, effective as of the date of filing this Certificate.

5.    Effective as of the date of filing, Witmer Operating Partnership I, L.P. is admitted as the General Partner of the Partnership. The name and address of the new General Partner of the Partnership is:

Witmer Operating Partnership I, L.P. Horsham Business Center 1155 Business Center Drive, Suite 150 Horsham, PA 19044

6. The Partnership hereby elects to be governed by the Pennsylvania Revised Uniform Limited Partnership Act, as amended, 15 Pa.C.S. Chapters 81 and 85.

7. This Certificate may be executed in separate counterpart copies, each of which shall be considered an original and all of which shall be one and the same Certificate.

WITHDRAWING GENERAL PARTNER:

NEWTECH II, INC.

By:	/s/ Anthony A. Nichols

Name: Anthony A. Nichols
Title: President

NEW GENERAL PARTNER:

WITMER OPERATING PARTNERSHIP I, L.P.

By:	BRT WITMER, INC

By:	/s/ Anthony A. Nichols

Name: Anthony A. Nichols
Title: President

EXISTING LIMITED PARTNERS:

THE NICHOLS COMPANY

By:	/s/ Anthony A. Nichols

Name:	Anthony A. Nichols
Title:	President

	/s/ Jack R. Loew	/s/ Craig E. Hough

	Jack R. Loew	Craig E. Hough
	(as attorney in fact)	(as attorney in fact)

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Certificate of Amendment-Domestic (15 Pa.C.S.)
Entity Number 1569165

Limited Partnership (§ 8512)
Limited Liability Company (§ 8951)

Name	PEPPER HAMILTON LLP			Document will be returned to the name and address you enter to the left.

Address	200 ONE KEYSTONE PLAZA NORTH FRONT AND MARKET STREETS P.O. BOX 1181 HARRISBURG, PA 17108-1181

	City	State	Zip Code

Fee: $52	Filed in the Department of State on Jun 06 2002

XXXXXX

ACTING Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1.	The name of the limited partnership limited liability company is: Newtech IV Limited Partnership

2.	The date of filing of the original Certificate of Limited Partnership/Organization: 5-29-90

3.	Check, and if appropriate complete, one of the following:

The amendment adopted by the limited partnership limited liability company, set forth in full, is as follows:

The amendment adopted by the limited partnership limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check, and if appropriate complete, one of the following:

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on _______ at ______
Date Hour

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization

The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this 4th day of June, 2002. Newtech IV Limited Partnership
Name of Limited Partnership/Limited Liability Company
Signature
(See Exhibit B attached)

Title

EXHIBIT A

TO CERTIFICATE OF AMENDMENT

NEWTECH IV LIMITED PARTNERSHIP

Article 4 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 4 shall read as follows:

“Article 4. The address of this limited partnership’s registered office in this Commonwealth is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

Article 7 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 7 shall read as follows:

“Article 7. The address of the office at which is kept a list of the names and addresses of the limited partners and their capital contributions is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

EXHIBIT B

to

CERTIFICATE OF AMENDMENT

NEWTECH IV LIMITED PARTNERSHIP

By:	Witmer Operating Partnership I, L.P., a Delaware limited partnership, General Partner

By:	Brandywine Witmer, L.L.C., a Pennsylvania limited liability company, its general partner

By:	/s/ Brad A. Molotsky

Brad A. Molotsky, Secretary